SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

 FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 22, 2022

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-55711	86-3911779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway Suite 401 Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-787-8455

 2110 5th Avenue

Ronkonkoma, NY

631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange.

Item 8.01 Other Events.

The Registrant’s subsidiary, Global3pl, Inc. (a Delaware corporation), formerly Global Transition Corp. (a Delaware Corporation), formerly Cannagistics, Inc., (a Nevada corporation) and formerly Precious Investments, Inc., (a Nevada corporation), filed a Chapter 7 Bankruptcy Petition in the United States Bankruptcy Court District of Delaware, Case No. 22-10892-JTD, on September 22, 2022.

Global3pl, Inc., is a wholly owned subsidiary of the Registrant, Cannagistics, Inc., (a Delaware corporation). Global3pl, Inc. became a wholly owned subsidiary of the Registrant pursuant to reorganization conducted under Section 251(g) of the Delaware General Corporation Law, as detailed and outlined in the Form 8-K filed by the Registrant on May 6, 2021.

The filing in the United States Bankruptcy Court District of Delaware is only with respect to the Registrant’s wholly owned subsidiary, Global3pl, Inc. (a Delaware corporation), formerly Global Transition Corp. (a Delaware Corporation), formerly Cannagistics, Inc., (a Nevada corporation) and formerly Precious Investments, Inc., (a Nevada corporation). At the time of the filing, Global3pl, Inc., the wholly owned subsidiary of the Registrant, had debts aggregating approximately $4,900,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

/s/ James W. Zimbler

James W. Zimbler

Interim President/Chief Executive Officer

Date: September 22, 2022

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